UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2011

Carlyle Gaming & Entertainment Ltd.
(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-20940	84-1210544
(Commission File Number)	(IRS Employer Identification No.)

501 Fifth Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

212-682-7888
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Carlyle Gaming & Entertainment Ltd. established a subsidiary Carlyle Interactive Ltd. today in Montreal, Quebec Canada.

Carlyle Interactive Ltd. has been established to engage in the design, development, manufacturing, distribution and sale of technology based gaming solutions for the regulated gaming industry worldwide. Carlyle Interactive Ltd. solutions are server-based and utilizes a multi-gaming platform and hardware architecture, such as electronic gaming tables, multi gaming terminals and mobile gaming devices. Carlyle Interactive Ltd. software allows the licensed user a central reporting module that protects the integrity of an entire gaming operations network by tracking gaming revenue for auditing and taxing purposes.

Carlyle Interactive Ltd. solutions are designed to improve gaming operator profitability, productivity and security while providing players with popular and cutting-edge gaming entertainment content and maximizing their playing experience. Carlyle Interactive Ltd. utilizing the latest technology will develop gaming solutions and services for Carlyle Gaming & Entertainment Ltd. in the markets it currently serves as well as to address new domestic and international opportunities.

Carlyle Interactive Ltd. solutions allow casino and other gaming venue operators to improve profitability, productivity and security.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2011	CARLYLE GAIMING & ENTERTAINMENT LTD.
/s/ Domenic Filigno
Domenic Filigno
Secretary